Exhibit 99.1

IMAC Holdings Reports Third Quarter 2020 Financial Results

Financial performance improves sequentially with record billable patient visits and highlights strong operational and fiscal management despite continued COVID-19 impact

BRENTWOOD, Tenn., November 12, 2020 (GLOBE NEWSWIRE) — IMAC Holdings, Inc. (Nasdaq: IMAC) (“IMAC” or the “Company”), a provider of innovative medical advancements and care specializing in regenerative rehabilitation orthopedic treatments without the use of surgery or opioids, today announces its financial results for its third quarter ended September 30, 2020.

Third Quarter Highlights and Recent Developments:

●	Announced the opening of enrollment in its Phase 1 clinical study of umbilical cord-derived mesenchymal stem cells for the treatment of bradykinesia due to Parkinson’s Disease in early November

●	Announced the addition of three new highly qualified independent directors – Maurice “Mo” Evans, Michael Pruitt, and Cary Sucoff – to its board of directors

●	Sold its Lexington, Ky. property for $1.3 million in a sale-leaseback transaction

●	Reduced general and administrative expenses by 27% year-over-year and 20% quarter-over-quarter to $961,521 in the third quarter of 2020 with positive impacts from the realization of expense synergies from centralized purchasing, improved ordering, inventory control, and expense management, most notably from lower travel expenses given the coronavirus pandemic

●	Recognized record billable patient volume of 37,992 visits in the third quarter of 2020, up 8% year-over-year.

●	Patient expenses declined 55% to $428,615 in the third quarter of 2020 from $950,517 in same period in 2019 due to improvements in supply management and a shift in service mix from knee care to spinal patients, who have a lower associated cost of therapy, reflecting behavioral adjustments associated with COVID-19-based activity restrictions

●	Wellness Membership subscribers increased 20% sequentially during the quarter to 762 members

“We are at an exciting time in the Company’s development, with the recent launch of its Phase 1 clinical trial for IMAC’s umbilical cord-derived mesenchymal stem call treatment for bradykinesia due to Parkinson’s disease. This is a complement to IMAC’s evolution as a regenerative rehabilitation company. These proprietary advancements give IMAC the potential to dramatically improve the non-opioid treatment landscape for a variety of physical ailments and derive asset value beyond its brick and mortar locations. This focus along with the addition of three deeply experienced growth-oriented professionals to IMAC’s board of directors should help IMAC capitalize on timely opportunities,” commented Jeffrey Ervin, IMAC’ Chief Executive Officer.

“While the COVID-19 pandemic has continued to negatively impact IMAC’s revenue on a year-over-year basis, the Company has been extremely diligent and focused on continuing what it began prior to the pandemic to ensure that it is wisely allocating capital, strategically reducing expenses, and prudently managing operations. All of this is being done with an eye toward continuing to expand both in the markets where IMAC has a foothold and in creating new and adjacent market opportunities through acquisition and partnerships. Even in this challenging environment, IMAC’s third quarter results exhibited a marked improvement from the second quarter of 2020 with net patient revenue of $3.5 million in the third quarter, up 35% sequentially from $2.6 million in the second quarter. Additionally, G&A costs decreased by 20 percent sequentially from the second quarter, which, when coupled with the sequential revenue increase, led to a 23% improvement in operating loss over the same period.

“Looking at how that translates to patient care, patient visits increased 44% quarter-over-quarter while patient expenses decreased 55%. IMAC’s patient service mix shifted in the quarter to a higher concentration of spine patients, rather than knee patients which lowered both IMAC’s average charge per visit as well as its patient treatment expense, driving quarter-over-quarter improvement. Lastly, IMAC remains committed to improving its balance sheet and operations, reducing its notes payable in the quarter by approximately $1.2 million to a balance of $4.5 million, with nearly $1.7 million of this amount in the form of a Small Business Administration Paycheck Protection Program loan that we anticipate will achieve at least partial forgiveness” concluded Mr. Ervin.

Results of Operations for the Three and Nine Months Ended September 30, 2020

Net patient service revenues decreased 20% to $3.5 million for the three months ended September 30, 2020, compared to $4.4 million for the three months ended September 30, 2019. This decrease was due to the continued impact of COVID-19 and a change in the procedure mix. Patient service revenue decreased 14% to $9.4 million for the nine months ended September 30, 2020, compared to $10.9 million for the nine months ended September 30, 2019. This decrease is attributable to the IMAC’s acquisitions of clinics in Chicago and Florida in April 2019 and January 2020, respectively, along with the impacts of COVID-19.

The Company reported a net loss per share for the quarter ending September 30, 2020 of $0.12 vs. a loss per share of $0.19 for the comparable year-ago period. For the nine month period ending September 30, 2020, the Company reported a net loss per share of $0.49 vs. a loss per share of $0.68 for the nine months ended September 30, 2019.

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Regeneration Centers combine life science advancements with traditional medical care for movement-restricting diseases and conditions. IMAC owns or manages 15 outpatient clinics that provide regenerative, orthopedic, and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening two Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, as well as Mike Ditka IMAC Regeneration Centers and a Tony Delk IMAC Regeneration Center. IMAC’s outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries without surgery or opioids. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

IMAC Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investors:

Bret Shapiro

(516) 222-2560

brets@coreir.com

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$1,664,304	$373,689
Accounts receivable, net	1,433,457	1,258,325
Deferred compensation, current portion	241,946	312,258
Other assets	452,741	633,303
Total current assets	3,792,448	2,577,575

Property and equipment, net	1,861,879	3,692,009

Other assets:
Goodwill	2,040,696	2,040,696
Intangible assets, net	6,846,385	7,169,072
Deferred equity costs	143,655	170,274
Deferred compensation, net of current portion	310,006	549,563
Security deposits	413,407	499,488
Right of use asset	3,965,755	3,719,401
Total other assets	13,719,904	14,148,494

Total assets	$19,374,231	$20,418,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,367,438	$2,909,666
Patient deposits	373,678	189,691
Notes payable, current portion, net of deferred loan costs	1,839,306	1,422,554
Finance lease obligation, current portion	18,047	17,473
Line of credit	79,961	79,961
Liability to issue common stock, current portion	310,575	421,044
Operating lease liability, current portion	1,051,964	1,025,247
Total current liabilities	6,040,969	6,065,636

Long-term liabilities:
Notes payable, net of current portion	2,671,333	2,109,065
Finance lease obligation, net of current portion	52,957	66,565
Liability to issue common stock, net of current portion	378,760	578,866
Operating lease liability, net of current portion	3,723,398	3,660,654
Other non-current liabilities	15,000	-

Total liabilities	12,882,417	12,480,786

Stockholders’ equity:
Preferred stock - $0.001 par value, 5,000,000 authorized, nil issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	-
Common stock - $0.001 par value, 30,000,000 authorized, 11,839,972 and 8,913,258 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	11,834	8,907
Additional paid-in capital	24,119,889	20,050,634
Accumulated deficit	(15,235,941)	(10,042,050)
Non-controlling interest	(2,403,968)	(2,080,199)
Total stockholders’ equity	6,491,814	7,937,292

Total liabilities and stockholders’ equity	$19,374,231	$20,418,078

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Patient revenues, net	$3,477,841	$4,355,904	$9,359,490	$10,882,487
Management fees	-	-	12,487	-
Total revenue	3,477,841	4,355,904	9,371,977	10,882,487

Operating expenses:
Patient expenses	428,615	950,517	1,213,799	2,314,424
Salaries and benefits	2,622,266	2,878,391	7,882,665	7,536,223
Share-based compensation	108,377	112,959	311,406	288,298
Advertising and marketing	234,694	317,800	650,861	1,014,144
Grant funds	-	-	(415,978)	-
General and administrative	961,521	1,311,315	3,406,116	3,718,506
Depreciation and amortization	430,121	422,405	1,334,267	1,104,961
Total operating expenses	4,785,594	5,993,387	14,383,136	15,976,556

Operating loss	(1,307,753)	(1,637,483)	(5,011,159)	(5,094,069)

Other income (expense):
Interest income	6,028	120	6,067	125
Other income (expenses)	6	(94)	6	(15,384)
Beneficial conversion interest expense	-	-	-	(639,159)
Gain (loss) on extinguishment of debt	9,783	-	(99,761)	-
Loss on disposal of assets	(39,047)	-	(60,272)	-
Interest expense	(141,416)	(74,456)	(352,541)	(190,337)
Total other (expenses)	(164,646)	(74,430)	(506,501)	(844,755)

Net loss before income taxes	(1,472,399)	(1,711,913)	(5,517,660)	(5,938,824)

Income taxes	-	-	-	-

Net loss	(1,472,399)	(1,711,913)	(5,517,660)	(5,938,824)

Net loss attributable to the non-controlling interest	42,741	162,951	323,769	889,907

Net loss attributable to IMAC Holdings, Inc.	$(1,429,658)	$(1,548,962)	$(5,193,891)	$(5,048,917)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.12)	$(0.19)	$(0.49)	$(0.68)

Weighted average common shares outstanding
Basic and diluted	11,839,972	8,366,287	10,549,899	7,472,738

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Additional	Non-
	Number of Shares	Par	Paid-In- Capital	Controlling Interest	Accumulated Deficit	Total

Balance, December 31, 2018	4,533,623	$4,534	$1,233,966	$(1,625,840)	$(3,544,820)	$(3,932,160)
Common stock issued for initial public offering proceeds, net of related fees	850,000	850	3,503,314	-	-	3,504,164
Issuance of common stock in connection with convertible notes	449,217	449	2,245,636	-	-	2,246,085
Issuance of common stock in connection with acquisitions	1,410,183	1,410	7,247,798	-	-	7,249,208
Exercise of warrants	9,900	10	49,490	-	-	49,500
Net loss	-	-	-	(431,223)	(1,599,187)	(2,030,410)
Balance, March 31, 2019	7,252,923	7,253	14,280,204	(2,057,063)	(5,144,007)	7,086,387
Issuance of common stock in connection with acquisitions	1,002,306	1,002	4,072,436	-	-	4,073,438
Exercise of warrants	61,569	62	307,783	-	-	307,845
Issuance of employee stock options	-	-	16,216	-	-	16,216
Net loss	-	-	-	(295,733)	(1,900,768)	(2,196,501)
Balance, June 30, 2019	8,316,798	8,317	18,676,639	(2,352,796)	(7,044,775)	9,287,385
Issuance of common stock	133,297	133	150,652	-	-	150,785
Issuance of employee stock options	-	-	35,963	-	-	35,963
Net loss	-	-	-	(162,951)	(1,548,962)	(1,711,913)
Balance, September 30, 2019	8,450,095	$8,450	$18,863,254	$(2,515,747)	$(8,593,737)	$7,762,220

	Common Stock		Additional	Non-
	Number of Shares	Par	Paid-In- Capital	Controlling Interest	Accumulated Deficit	Total

Balance, December 31, 2019	8,913,257	$8,907	$20,050,634	$(2,080,199)	$(10,042,050)	$7,937,292
Issuance of common stock	1,095,840	1,096	1,376,122	-	-	1,377,218
Issuance of employee stock options	-	-	38,359	-	-	38,359
Net loss	-	-	-	(336,604)	(1,733,545)	(2,070,149)
Balance, March 31, 2020	10,009,097	10,003	21,465,115	(2,416,803)	(11,775,595)	7,282,720
Issuance of common stock	1,830,875	1,831	2,576,820	-	-	2,578,651
Issuance of employee stock options	-	-	37,569	-	-	37,569
Net income (loss)	-	-	-	55,576	(2,030,688)	(1,975,112)
Balance, June 30, 2020	11,839,972	11,834	24,079,504	(2,361,227)	(13,806,283)	7,923,828
Issuance of employee stock options	-	-	40,385	-	-	40,385
Net loss	-	-	-	(42,741)	(1,429,658)	(1,472,399)
Balance, September 30, 2020	11,839,972	$11,834	$24,119,889	$(2,403,968)	$(15,235,941)	$6,491,814

IMAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(5,517,660)	$(5,938,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,334,267	1,104,961
Beneficial conversion interest expense	-	639,159
Share based compensation	311,406	288,298
Loss on disposition of assets	1,959	-
Non cash expense	-	150,785
(Increase) decrease in operating assets:
Accounts receivable, net	(154,292)	64,046
Other assets	251,976	(53,450)
Security deposits	86,081	(59,966)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(518,074)	736,704
Patient deposits	183,987	358,906
Lease incentive obligation	-	(85,894)
Net cash used in operating activities	(4,020,350)	(2,795,275)

Cash flows from investing activities:
Purchase of property and equipment	(52,626)	(688,312)
Purchase of license fee	(243,750)	-
Acquisition of IMAC Florida (Note 6)	(200,000)	-
Net cash used in investing activities	(496,376)	(688,312)

Cash flows from financing activities:
Proceeds from initial public offering, net of related fees	-	3,839,482
Proceeds from warrants exercised	-	357,345
Proceeds from issuance of common stock	3,736,613	-
Proceeds from notes payable	2,891,520	212,800
Payments on notes payable	(737,758)	(86,958)
Payments of debt issuance costs	(70,000)	-
Proceeds from line of credit	-	20,000
Payments on line of credit	-	(300,000)
Payments on finance lease obligation	(13,034)	(12,487)
Net cash provided by financing activities	5,807,341	4,030,182

Net increase in cash	1,290,615	546,595

Cash, beginning of period	373,689	194,316

Cash, end of period	$1,664,304	$740,911

Supplemental cash flow information:
Interest paid	$63,152	$97,147
Taxes paid	-	$18,533
Non cash financing and investing:
Debt discount notes payable	$115,000	$-
Debt payment by sale of property and equipment	$1,232,500	$-
Business acquisition via stock issuance	$-	$3,771,978